Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS THIRD QUARTER 2014 RESULTS; REPORTS INCREASES IN NORMALIZED FFO AND NORMALIZED AFFO PER SHARE OF 9% AND 19%, RESPECTIVELY, OVER THIRD QUARTER 2013; INVESTS $863.0 MILLION YEAR TO DATE; INCREASES QUARTERLY COMMON DIVIDEND BY 2.6% TO $0.39 PER SHARE

IRVINE, CA, November 3, 2014 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA) today announced results of operations for the third quarter of 2014.

RECENT HIGHLIGHTS

•
For the third quarter of 2014, Normalized FFO, Normalized AFFO and net income attributable to common stockholders per diluted common share were $0.51, $0.51 and $0.31, respectively, compared to $0.47, $0.43 and $0.24, respectively, for the third quarter of 2013. Included in Normalized FFO and net income attributable to common stockholders for the third quarter of 2014 was $2.0 million ($0.04 per diluted common share) of acquisition pursuit costs primarily related to the Holiday Retirement portfolio acquisition.

•
During the third quarter of 2014, revenues increased 34% over the same period in 2013, from $32.9 million to $44.0 million and generated $42.3 million of cash from operating activities compared to $26.2 million during the same period of 2013.

•
During the third quarter of 2014, we made new investments totaling $589.8 million, including the $550.0 million acquisition of the Holiday Retirement portfolio, and funded $11.8 million under previously announced commitments.

•
During the third quarter of 2014, we entered into an amended and restated unsecured revolving credit facility (the "Revolving Credit Facility"), and increased the borrowing capacity from our prior secured revolving credit facility from $375.0 million to $650.0 million. The Revolving Credit Facility provides an accordion feature allowing for an additional $100 million of capacity, subject to terms and conditions, resulting in a maximum borrowing capacity of $750.0 million. We also exercised an option to convert $200.0 million of the Revolving Credit Facility to a term loan subject to terms and conditions. Concurrent with the term loan conversion, we entered into a five-year interest rate cap contract that caps LIBOR at 2.0% on a notional amount of $200.0 million.

•	Subsequent to September 30, 2014, we invested $81.7 million in four skilled nursing/transitional care facilities, four senior housing facilities and one debt investment.

•
As a result of the investment activity during and subsequent to the third quarter of 2014, 53.6% of our annualized revenues are now derived from non-government sources. In addition, 54.2% and 35.9% of our annualized revenues are now derived from skilled nursing/transitional care facilities and Genesis, respectively, compared to 82.0% and 60.6%, respectively, as of September 30, 2013.

•
Subsequent to September 30, 2014, we raised $306.4 million in net proceeds through the offering of 6.9 million shares of common stock and the issuance of an additional $150.0 million aggregate principal amount of 5.5% senior unsecured notes due in 2021. The net proceeds from these offerings were used to repay outstanding borrowings under our Revolving Credit Facility.

•
On November 3, 2014, our board of directors declared a quarterly cash dividend of $0.39 per share of common stock, a $0.01 increase over the quarterly dividend with respect to the second quarter of 2014 and $0.05 increase over the quarterly dividend with respect to third quarter of 2013. The dividend will be paid on November 26, 2014 to common stockholders of record as of the close of business on November 14, 2014.

•
Also on November 3, 2014, our board of directors declared a quarterly cash dividend of $0.4453125 per share of Series A Preferred Stock. The dividend will be paid on November 26, 2014 to preferred stockholders of record as of the close of business on November 14, 2014.

1

Commenting on the third quarter results and recent investments, Rick Matros, CEO and Chairman, said, "Sabra delivered another strong quarter, with significant investments during and subsequent to the quarter. Operating results were solid with stable occupancy, mix, and rent coverage. We have accelerated the diversification of our asset base and will continue to do so as we execute the bread and butter deals we have developed a reputation for completing. Our investments year to date now total $863 million and we expect additional transactions prior to year end. Additionally, we reaffirm our previously issued  guidance for the year."
TENANT COVERAGE (1)

	EBITDAR (1)		EBITDARM (1)
Twelve Months Ended September 30,
Facility Type	2014	2013	2014	2013
Skilled Nursing/Transitional Care	1.25x	1.44x	1.67x	1.88x
Senior Housing	1.21x	1.10x	1.41x	1.30x

Twelve Months Ended September 30,
Fixed Charge Coverage Ratio (2)	2014	2013
Genesis	1.23x	1.26x
Tenet	2.17x	N/A
Holiday	1.25x	N/A

(1) EBITDAR, EBITDARM and related coverages (collectively, “Facility Statistics”) are only included in periods subsequent to our acquisition of the facilities for facilities with new tenants/ operators and include only Stabilized Facilities acquired before the three months ended September 30, 2014. In addition, Facility Statistics exclude the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. EBITDAR Coverage and EBITDARM Coverage exclude tenants with significant corporate guarantees. All Facility Statistics are presented one quarter in arrears.
(2) Fixed Charge Coverage Ratio is presented one quarter in arrears for tenants with significant corporate guarantees. See Reporting Definitions for definition of Fixed Charge Coverage Ratio.
LIQUIDITY
As of September 30, 2014, we had approximately $61.3 million of liquidity, consisting of unrestricted cash and cash equivalents of $25.3 million (excluding cash and cash equivalents associated with a consolidated joint venture) and available borrowings of $36.0 million under our Revolving Credit Facility. Pro forma for the investment and capital raising activity discussed above, as of September 30, 2014, we had approximately $312.9 million of liquidity, consisting of unrestricted cash and cash equivalents of $2.9 million (excluding cash and cash equivalents associated with a consolidated joint venture) and available borrowings of $310.0 million under our Revolving Credit Facility. As of September 30, 2014, we also had $44.8 million available under our at-the-market (ATM) common stock offering program.

CONFERENCE CALL AND COMPANY INFORMATION
A conference call to discuss the 2014 third quarter results will be held on Tuesday, November 4, at 8:00 am Pacific Time. The dial in number for the conference call is (888) 523-1225 and the participant code is “Sabra.” A replay of the call will also be available immediately following the call and for 30 days by dialing (888) 203-1112, and using pass code 1973881. The Company’s supplemental information package for the third quarter will also be available on the Company’s website in the “Investor Relations” section.

ABOUT SABRA
As of September 30, 2014, Sabra’s investment portfolio included 154 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 102 skilled nursing/transitional care facilities, (ii) 50 senior housing facilities, and (iii) two acute care hospitals), 14 debt investments (consisting of (i) four mortgage loans, (ii) three construction loans, (iii) two mezzanine loans, and (iv) five pre-development loans) and four preferred equity investments. Included in the 154 real estate properties held for investment is one 100% owned, senior housing facility leased to a 50%/50% RIDEA-compliant joint venture tenant. As of September 30, 2014, Sabra’s real estate properties were located in 34 states and included 16,402 beds/units.

2

FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our acquisition pipeline and future results of operations,
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: our dependence on Genesis HealthCare LLC ("Genesis") until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the dependence of our tenants on reimbursement from governmental and other third-party payors; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity and debt financings; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking statements made in this press release are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

TENANT AND BORROWER INFORMATION
This release includes information regarding each of our tenants that lease properties from us and our borrowers. The information related to our tenants and borrowers that is provided in this release has been provided by the tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.

NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of Funds from Operations (FFO), Normalized FFO, Adjusted Funds from Operations (AFFO) and Normalized AFFO” in this release.

CONTACT
Investor & Media Inquiries: (949) 679-0410

3

 SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	Pro Forma 2014 (1)	2014	2013	2014	2013
Revenues	$55,992	$43,984	$32,926	$127,807	$97,223
Net income attributable to common stockholders	18,608	14,643	9,242	17,020	15,310
FFO	32,817	24,405	17,500	45,887	40,036
Normalized FFO	32,817	24,563	17,851	71,335	50,907
AFFO	30,744	24,622	16,261	48,473	38,464
Normalized AFFO	30,744	24,622	16,261	69,351	48,476
Per common share data:
Diluted EPS	$0.34	$0.31	$0.24	$0.39	$0.41
Diluted FFO	0.60	0.51	0.46	1.05	1.06
Diluted Normalized FFO	0.60	0.51	0.47	1.63	1.35
Diluted AFFO	0.56	0.51	0.43	1.10	1.01
Diluted Normalized AFFO	0.56	0.51	0.43	1.57	1.27

Net cash flow from operations	N/A	$42,318	$26,225	$71,239	$49,211

Real Estate Portfolio	Pro Forma September 30, 2014 (1)	September 30, 2014	December 31, 2013
Total Equity Investments (2) (#)	163	154	121
Total Equity Investments, gross ($)	$1,857,338	$1,747,315	$1,066,242
Total Beds/Units	17,131	16,402	12,468
Weighted Average Remaining Lease Term (in months)	132	132	131
Total Debt Investments (#)	14	14	10
Total Debt Investments, gross ($) (3)	$232,653	$239,153	$177,592
Total Preferred Equity Investments (#)	4	4	2
Total Preferred Equity Investments, gross ($)	$11,821	$11,821	$7,784
Debt	Pro Forma September 30, 2014 (1)	September 30, 2014	December 31, 2013
Fixed Rate Debt (4)	$823,964	$674,714	$469,090
Variable Rate Debt (5)	339,954	614,000	222,140
Total Debt	$1,163,918	$1,288,714	$691,230
Weighted Average Effective Rate
Fixed Rate Debt	5.23%	5.17%	6.14%
Variable Rate Debt (5)	2.46%	2.46%	3.88%
Total Debt	4.42%	3.88%	5.41%

% of Total
Fixed Rate Debt	70.8%	52.4%	67.9%
Variable Rate Debt	29.2%	47.6%	32.1%
Total Debt	100.0%	100.0%	100.0%

Availability Under Revolving Credit Facility:	$310,046	$36,000	$135,126
Available Liquidity (Unrestricted Cash, excluding Cash Associated with a Consolidated Joint Venture, and Availability Under Revolving Credit Facility)	$312,862	$61,295	$139,434

(1) Information assumes that (i) the investment activity during the quarter ended September 30, 2014 or subsequent to September 30, 2014 as described above under "Recent Highlights", (ii) the financing activity during the quarter ended September 30, 2014, (iii) the October 2014 equity and debt offerings and (iv) the conversion of $200.0 million of the Revolving Credit Facility to a term loan were completed as of September 30, 2014.
(2) Included in equity investments is one senior housing facility leased to a 50%/50% RIDEA-compliant joint venture tenant.
(3) Total Debt Investments, gross as of September 30, 2014 consists of principal of $238.0 million plus capitalized origination fees of $1.2 million.
(4) Pro forma fixed rate debt includes a discount of $0.8 million.
(5) Pro forma variable rate debt includes a $200.0 million term loan subject to a 2% LIBOR cap.

4

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Rental income	$38,165	$31,699	$111,743	$94,692
Interest and other income	5,819	1,227	16,064	2,531

Total revenues	43,984	32,926	127,807	97,223

Expenses:
Depreciation and amortization	9,762	8,258	28,867	24,726
Interest	10,540	9,739	32,668	29,884
General and administrative	6,226	3,057	20,005	11,196

Total expenses	26,528	21,054	81,540	65,806

Other income (expense):
Loss on extinguishment of debt	(158)	(351)	(22,454)	(10,101)
Other income (expense)	(100)	300	860	(600)

Total other income (expense)	(258)	(51)	(21,594)	(10,701)

Net income	17,198	11,821	24,673	20,716

Net loss attributable to noncontrolling interests	6	—	29	—

Net income attributable to Sabra Health Care REIT, Inc.	17,204	11,821	24,702	20,716

Preferred stock dividends	(2,561)	(2,579)	(7,682)	(5,406)

Net income attributable to common stockholders	$14,643	$9,242	$17,020	$15,310

Net income attributable to common stockholders, per:

Basic common share	$0.31	$0.25	$0.39	$0.41

Diluted common share	$0.31	$0.24	$0.39	$0.41

Weighted-average number of common shares outstanding, basic	47,359,949	37,358,334	43,358,620	37,334,120

Weighted-average number of common shares outstanding, diluted	47,877,202	37,828,573	43,840,550	37,777,458

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $179,301 and $151,078 as of September 30, 2014 and December 31, 2013, respectively	$1,568,268	$915,418
Loans receivable and other investments, net	250,674	185,293
Cash and cash equivalents	25,479	4,308
Restricted cash	6,537	5,352
Deferred tax assets	24,212	24,212
Prepaid expenses, deferred financing costs and other assets	142,196	63,252
Total assets	$2,017,366	$1,197,835

Liabilities
Mortgage notes	$124,714	$141,328
Revolving credit facility	614,000	135,500
Senior unsecured notes	550,000	414,402
Accounts payable and accrued liabilities	40,719	22,229
Tax liability	24,212	24,212
Total liabilities	1,353,645	737,671

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of September 30, 2014 and December 31, 2013	58	58
Common stock, $.01 par value; 125,000,000 shares authorized, 47,627,984 and 38,788,745 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	476	388
Additional paid-in capital	771,844	534,639
Cumulative distributions in excess of net income	(108,628)	(74,921)
Total Sabra Health Care REIT, Inc. stockholders’ equity	663,750	460,164
Noncontrolling interests	(29)	—
Total equity	663,721	460,164
Total liabilities and equity	$2,017,366	$1,197,835

6

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$24,673	$20,716
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,867	24,726
Non-cash interest income adjustments	217	29
Amortization of deferred financing costs	2,812	2,395
Stock-based compensation expense	6,337	5,209
Amortization of premium	(33)	(535)
Loss on extinguishment of debt	1,576	858
Straight-line rental income adjustments	(13,074)	(10,836)
Write-off of straight-line rental income	2,994	—
Change in fair value of contingent consideration	(860)	600
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(2,529)	(1,494)
Accounts payable and accrued liabilities	22,607	10,413
Restricted cash	(2,348)	(2,870)

Net cash provided by operating activities	71,239	49,211

Cash flows from investing activities:
Acquisitions of real estate	(721,879)	(6,175)
Origination and fundings of loans receivable	(59,256)	(26,393)
Preferred equity investment	(11,300)	(6,624)
Additions to real estate	(1,151)	(388)
Repayment of loans receivable	287	—
Net proceeds from the sale of real estate	—	2,208

Net cash used in investing activities	(793,299)	(37,372)

Cash flows from financing activities:
Proceeds from issuance of senior unsecured notes	350,000	200,000
Principal payments on senior unsecured notes	(211,250)	(113,750)
Proceeds from revolving credit facility	699,000	—
Payments on revolving credit facility	(220,500)	(92,500)
Proceeds from mortgage notes	57,703	—
Principal payments on mortgage notes	(88,419)	(10,081)
Payments of deferred financing costs	(15,474)	(8,598)
Issuance of preferred stock	—	138,257
Issuance of common stock	229,825	(2,950)
Dividends paid on common and preferred stock	(57,654)	(42,677)

Net cash provided by financing activities	743,231	67,701

Net increase in cash and cash equivalents	21,171	79,540
Cash and cash equivalents, beginning of period	4,308	17,101

Cash and cash equivalents, end of period	$25,479	$96,641

Supplemental disclosure of cash flow information:
Interest paid	$26,705	$21,937

Supplemental disclosure of non-cash transaction:
Assumption of mortgage indebtedness	$14,102	$—

Repayment of preferred equity investments	$6,949	$—

7

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO, ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income attributable to common stockholders	$14,643	$9,242	$17,020	$15,310
Depreciation of real estate assets	9,762	8,258	28,867	24,726
Funds from Operations (FFO)	$24,405	$17,500	$45,887	$40,036

Loss on extinguishment of debt	158	351	22,454	10,101
Write-off of straight-line rental income	—	—	2,994	—
Additional interest on 2018 Notes	—	—	—	770
Normalized FFO	$24,563	$17,851	$71,335	$50,907

FFO	$24,405	$17,500	$45,887	$40,036
Acquisition pursuit costs	2,038	281	2,617	707
Stock-based compensation expense	1,545	1,276	6,337	5,209
Straight-line rental income adjustments	(4,641)	(3,536)	(13,074)	(10,836)
Amortization of deferred financing costs	940	806	2,812	2,395
Amortization of debt premiums	—	(134)	(33)	(535)
Change in fair value of contingent consideration	100	(300)	(860)	600
Non-cash portion of loss on extinguishment of debt	158	351	1,576	859
Non-cash interest income adjustments	77	17	217	29
Write-off of straight-line rental income	—	—	2,994	—
Adjusted Funds from Operations (AFFO)	$24,622	$16,261	$48,473	$38,464

Cash portion of loss on extinguishment of debt	—	—	20,878	9,242
Additional interest on 2018 Notes	—	—	—	770
Normalized AFFO	$24,622	$16,261	$69,351	$48,476
Amounts per diluted common share:
Net income attributable to common stockholders	$0.31	$0.24	$0.39	$0.41

FFO	$0.51	$0.46	$1.05	$1.06

Normalized FFO	$0.51	$0.47	$1.63	$1.35

AFFO	$0.51	$0.43	$1.10	$1.01

Normalized AFFO	$0.51	$0.43	$1.57	$1.27

Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	47,877,202	37,828,573	43,840,550	37,777,458
AFFO and Normalized AFFO	48,038,179	38,065,299	44,072,015	38,067,386

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REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
Annualized Revenues. The annual straight-line rental revenues under leases and interest and other income generated by the Company's loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents.  The Company uses Annualized Revenues for the purpose of determining revenue concentrations and lease expirations.
EBITDAR Coverage. EBITDAR for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructuring is the first year rental rate. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDAR Coverage for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. EBITDAR Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDAR Coverage is not presented for tenants with significant corporate guarantees.
EBITDARM Coverage. EBITDARM for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructurings is the first year rental rate. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDARM Coverage for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. EBITDARM Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDARM Coverage is not presented for tenants with significant corporate guarantees.
Enterprise Value. The Company believes Enterprise Value is an important measurement as it is a measure of a company’s value. We calculate Enterprise Value as market equity capitalization plus debt. Market equity capitalization is calculated as the number of shares of common stock multiplied by the closing price of our common stock on the last day of the period presented. Total Enterprise Value includes our market equity capitalization and consolidated debt, less cash and cash equivalents.
Fixed Charge Coverage. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. AFFO is defined as FFO excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and write-offs and non-cash interest income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt premiums/discounts), acquisition pursuit costs and changes in fair value of contingent consideration. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for AFFO, by excluding non-cash

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REPORTING DEFINITIONS

revenues (including, but not limited to, straight-line rental income adjustments and write-offs and non-cash interest income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt premiums/discounts), acquisition pursuit costs and changes in fair value of contingent consideration, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.
Market Capitalization. Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period.
Normalized FFO and AFFO. Normalized FFO represents FFO adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. Normalized AFFO represents AFFO adjusted for one-time start-up costs and certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers normalized FFO and AFFO to be a useful measure to evaluate the Company’s operating results excluding start-up costs and non-recurring income and expenses. Normalized FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor does it purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of normalized FFO and AFFO may not be comparable to normalized FFO and AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or normalized FFO and normalized AFFO differently from the Company.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.
Skilled Nursing/Transitional Care. Skilled nursing/transitional care facilities include skilled nursing facilities, multi-license designation, and mental health facilities.
Stabilized Facility. Skilled Nursing/Transitional Care facilities and Senior Housing facilities are considered stabilized at the earlier of (i) achieving consistent occupancy at or above 80% and (ii) 24 months after the acquisition date. The Company also considers these facilities and Acute Care Hospitals to not be stabilized based on other circumstances (including newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants business model). Such facilities will be considered stabilized upon maintaining consistent occupancy at or above 80% (for Skilled Nursing/Transitional Care and Senior Housing Facilities only) but in no event beyond 24 months after the date any such circumstances occurred for any asset type. Stabilized Facilities exclude facilities leased to RIDEA-compliant joint venture tenants.
Total Debt. The carrying amount of the Company’s Revolving Credit Facility, term loan, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s consolidated financial statements.
Total Secured Debt. Mortgage and other debt secured by real estate.

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